c:subs
                         Exhibit 21


                     SUBSIDIARIES OF THE REGISTRANT


SUBSIDIARY NAME                              STATE INCORPORATED

A&P Wine and Spirits, Inc.                        Massachusetts
ANP Properties I Corp.                            Delaware
ANP Sales Corp.                                   Maryland
APG VI, Inc.                                      South Dakota
APW Produce Company, Inc.                         New York
APW Supermarket Corporation                       Delaware
APW Supermarkets, Inc.                            New York
Big Star, Inc.                                    Georgia
The Great Atlantic and Pacific Tea Company, Limited (NRO)Canada
  The Great Atlantic & Pacific Company of Canada, Limited
    d/b/a A&P and New Dominion                    Canada
    A&P Drug Mart Limited                         Ontario
    A&P Properties Limited                        Ontario
    Food Basics, Limited                          Ontario
Borman's, Inc. d/b/a Farmer Jack                  Delaware
Compass Foods, Inc.                               Delaware
Family Center, Inc. d/b/a Family Mart             Delaware
Futurestore Food Markets, Inc.                    Delaware
The Great Atlantic &
     Pacific Tea Company of Vermont, Inc.         Vermont
Kohl's Food Stores, Inc.                          Wisconsin
Kwik Save Inc.                                    Pennsylvania
Limited Foods, Inc.                               Delaware
LO-LO Discount Stores, Inc.                       Texas
Montvale Holdings, Inc.                           New Jersey
Richmond, Incorporated
  d/b/a Pantry Pride & Sun, Inc.                  Delaware
Regina Properties, Inc.                           New Jersey
St. Pancras Company Limited                       Bermuda
St. Pancras Too, Limited                          Bermuda
Shopwell, Inc. d/b/a Food Emporium                Delaware
Southern Acquisition Corporation                  Delaware
Southern Development, Inc. of Delaware            Delaware
Super Fresh Food Markets, Inc.                    Delaware
Super Fresh Food Markets of Maryland, Inc.        Maryland
Super Fresh/Sav-A-Center, Inc.                    Delaware
Super Fresh Food Markets of Virginia, Inc.        Delaware
Super Market Service Corp.                        Pennsylvania
Super Plus Food Warehouse, Inc.                   Delaware
Supermarket Distribution Service Corp.            New Jersey
Supermarket Distribution Service - Florence, Inc. New Jersey
Supermarket Distribution Services, Inc.           Delaware
Supermarket Systems, Inc.                         Delaware
Tea Development Co., Inc.                         Delaware
The South Dakota Great
     Atlantic & Pacific Tea Company, Inc.         South Dakota
Transco Service-Milwaukee, Inc.                   New Jersey
Viviola Land Corp., Inc.                          New Jersey
Waldbaum, Inc. d/b/a Waldbaum, Inc. and Food Mart New York
W.S.L. Corporation                                New Jersey
2008 Broadway, Inc.                               New York